EXHIBIT 99.1

PGMI, INC. AND SUBSIDIARY

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

PGMI, Inc. and subsidiary

We have audited the accompanying consolidated balance sheet of PGMI, Inc. and subsidiary (the “Company”) as of June 30, 2005, and the related consolidated statements of operations and comprehensive income (loss), shareholders’ equity and cash flows for each of the two years in the period ended June 30, 2005.  These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of PGMI, Inc. and subsidiary as of June 30, 2005, and the consolidated results of their operations and their cash flows for each of the two years in the period ended June 30, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2, the Company has incurred losses and has a working capital deficiency which raise substantial doubt about its ability to continue as a going concern.  Management’s plans with respect to these matters are also described in Note 2.  The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ McKennon, Wilson & Morgan LLP

Irvine, California
November 23, 2005, except
for the fourth paragraph in Note 12, for which
the date is December 9, 2005

PGMI, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

June 30, 2005
ASSETS (Note 6)
Current assets:
Cash (Note 2)	$7,956,995
Time deposit (Note 2)	865,449
Inventories	590,354
Cash surrender value of life insurance	645,299
Deferred income taxes (Note 9)	139,036
Prepaid expenses and other (Note 5)	799,464
Total current assets	10,996,597

Property and equipment, net (Note 4)	44,676,620
Deferred income taxes (Note 9)	1,755,893
Deposits and other assets (Note 5)	2,598,357
Total assets	$60,027,467

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,079,958
Accrued liabilities (Note 5)	988,262
Current portion of long-term debt (Note 6)	6,949,512
Current portion of capital lease obligations (Note 7)	2,125,889
Current portion of loan payable to shareholders (Note 11)	97,667
Total current liabilities	12,241,288

Long-term debt, net of current portion (Note 6)	31,639,291
Capital lease obligations, net of current portion (Note 7)	4,825,221
Non-current accrued liabilities (Notes 4, 5 and 6)	2,334,721
Loan payable to shareholders, net of current portion (Note 11)	798,517
Total liabilities	51,839,038

Commitments and contingencies (Note 7)

Shareholders’ Equity (Notes 2 and 8):
Common stock, $0.0001 par value, 100,000 shares authorized, 8,200 shares issued and outstanding	1
Additional paid-in capital	2,115,914
Restricted retained earnings	106,966
Unrestricted retained earnings	5,296,557
Accumulated other comprehensive income	668,991
Total shareholders’ equity	8,188,429
Total liabilities and shareholders’ equity	$60,027,467

See accompanying notes to these consolidated financial statements

PGMI, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

	Year Ended June 30, 2005	Year Ended June 30,2004
REVENUES(Note 10):
Gaming	$21,533,976	$16,102,447
Other	1,703,920	1,411,829

Total revenues	23,237,896	17,514,276

COST OF REVENUES:
Salaries and wages	5,014,771	4,346,712
Depreciation	7,530,845	3,925,322
Facilities and other	5,553,971	4,155,397
Impairments of property and equipment	2,876,224	769,412
Total cost of revenues	20,975,811	13,196,843

Gross profit	2,262,085	4,317,433

OPERATING EXPENSES:
Marketing and advertising	1,086,925	331,562
General and administrative	2,911,995	3,421,050
Total operating expenses	3,998,920	3,752,612

Operating income (loss)	(1,736,835)	564,821

OTHER INCOME (EXPENSE):
Interest income	1,948	5,762
Interest expense	(1,572,087)	(811,196)
Other income	895,058	352,923
Other expense	(76,728)	(135,313)
Total other expense	(751,809)	(587,824)

Loss before provision for income taxes	(2,488,644)	(23,003)

Provision (benefit) for income taxes	(863,331)	319,981

NET LOSS	$(1,625,313)	$(342,984)

Change in foreign currency translation	(128,942)	1,002,870

TOTAL COMPREHENSIVE INCOME (LOSS)	$(1,754,255)	$659,886

See accompanying notes to these consolidated financial statements

PGMI, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

	Common Stock		Additional Paid-in	Restricted Retained	Unrestricted Retained	Accumulated Other Comprehensive	Shareholders’
	Shares	Amount	Capital	Earnings	Earnings	Income (Loss)	Equity

Balances, July 1, 2003	8,200	$1	$2,115,914	$84,247	$7,377,805	$(204,937)	$9,373,030

Net loss	—	—	—	—	(342,984)	—	(342,984)
Foreign currency translation	—	—	—	—	—	1,002,870	1,002,870
Dividends paid to shareholders	—	—	—	—	(90,232)	—	(90,232)
Legal and general appropriations	—	—	—	18,043	(18,043)	—	—
Balances, June 30, 2004	8,200	1	2,115,914	102,290	6,926,546	797,933	9,942,684

Net loss	—	—	—	—	(1,625,313)	—	(1,625,313)
Foreign currency translation	—	—	—	—	—	(128,942)	(128,942)
Dividends paid to shareholders	—	—	—	—	—	—	—
Legal and general appropriations	—	—	—	4,676	(4,676)	—	—
Balances, June 30, 2005	8,200	$1	$2,115,914	$106,966	$5,296,557	$668,991	$8,188,429

See accompanying notes to these consolidated financial statements

PGMI, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended June 30, 2005	Year Ended June 30, 2004
Cash flows from operating activities:
Net loss	$(1,625,313)	(342,984)
Adjustments to reconcile net income loss to net cash provided by operating activities:
Depreciation, amortization and accretion expense	7,861,256	4,383,010
Impairment of property and equipment	2,876,224	769,412
Gain on sale of investment	(497,680)	—
Gain on interest swap contracts	(173,565)
Changes in operating assets and liabilities:
Inventories	(141,822)	(46,648)
Deferred income taxes	(911,571)	225,772
Prepaid expenses and other	119,157	(858,990)
Accounts payable	(3,080,114)	2,349,589
Accrued liabilities	738,306	(1,025,752)
Net cash provided by operating activities	5,164,878	5,453,409

Cash flows from investing activities:
Capital expenditures	(8,309,660)	(9,614,292)
Time deposits and restricted cash	6,177,823	(920,322)
Proceeds from liquidation of investment	566,705
Other assets	(960,081)	(411,049)
Net cash used in investing activities	(2,525,213)	(10,945,663)

Cash flows from financing activities:
Payments on capital lease obligations	(1,302,971)	(456,988)
Borrowings of long-term debt	11,129,322	13,318,986
Payments on long-term debt	(9,963,608)	(5,502,084)
Payments on loan payable to shareholders	(101,010)	(68,549)
Dividends paid	—	(90,232)
Net cash provided by financing activities	(238,267)	7,201,133

Foreign currency effect on cash	(607,499)	166,524

Net increase in cash	1,793,899	1,875,403

Cash, beginning of year	6,163,096	4,287,693

Cash, end of year	$7,956,995	6,163,096

Non-cash investing and financing transactions:
Allocation to restricted retained earnings under legal requirements	$4,676	$18,043
Purchases of equipment under capital leases	5,520,048	3,194,945
Increase in property and equipment and asset retirement obligations	800,472	72,077
Interest swap liabilities	—	1,031,270
Increase in accounts payable for construction costs	—	2,005,276

Cash paid for :
Interest	$2,007,184	$859,407
Income taxes	—	1,135,195

See accompanying notes to these consolidated financial statements

PGMI, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BUSINESS

MARUGIN International, Inc., (“MARUGIN”), a Japanese corporation, was incorporated on December 22, 1972.  On June 10, 2003, MARUGIN established PGMI, Inc. (“PGMI”), a Delaware corporation, to effect a share-exchange agreement with MARUGIN, whereby MARUGIN became a wholly-owned subsidiary of PGMI (collectively, the “Company”).  The Company operated fourteen (14) stores and 4,492 machines as of June 30, 2005, which offer Pachinko (Japanese pinball) gaming entertainment, all of which except two are located in Nagano prefecture.  In July 2004 and March 2005, the Company opened its two largest stores with 560 machines each.  In July 2005, the Company closed its smallest store which operated 138 machines.  The Company receives income from cigarettes, non-alcoholic beverages and sundry items, as well as one small batting cage and a bowling alley.  Japanese law regulates Pachinko gaming and the local police enforce laws.  Pachinko gaming is one of the largest business segments in Japan.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Acquisition of Entity Under Common Control and Principles of Consolidation

The acquisition of MARUGIN by PGMI was accounted for at historical cost because the entities are under common control.  The consolidated results of operations for the periods reported herein include the historical results of operations of MARUGIN and PGMI since June 10, 2003.  All share data have been retroactively restated to reflect that of PGMI.  All significant inter-company transactions have been eliminated in consolidation.

Management’s Plans

The Company has incurred losses during the year ended June 30, 2005 totaling approximately $1,625,000 and at June 30, 2005, has a working capital deficit of approximately $1,244,000.  The Company may continue to incur losses during fiscal 2006 due to 1) increased costs to provide infrastructure necessary to operate as a public company, and 2) start-up costs incurred with the new store expansion.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management has historically had good relations with its banks and management believes that certain notes payable will be refinanced in the normal course of business based on historical actions.  Management is seeking equity or debt financing in the range of $1,000,000 to $3,000,000.  There are no absolute assurances that management will be successful in refinancing the notes or raising additional capital.  The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates. Significant estimates made by management include the evaluation of impairment of property and equipment, as well as valuation allowances for deferred tax assets.  Management believes that their estimates are reasonable.

Fair Value of Financial Instruments

Financial instruments consist of cash, time deposits, accounts payable, short and long-term debt.  The fair value of financial instruments approximated their carrying values at June 30, 2005.

Cash Equivalents

The Company considers highly liquid investments with a remaining maturity of 90 days or less from the purchase date to be cash equivalents.  During the periods presented, there were no cash equivalents outstanding.

The Company maintains deposits in the United States and Japanese banks which are not federally insured.

Time Deposits

The Company invests in time deposits with original maturities of one to three years. Time deposits maturing in excess of one year from the balance sheet date are classified as long-term time deposits.  At June 30, 2005 interest rates on certificates of deposits were 0.03% to 0.07%.  Time deposits are carried at cost.

Inventories

Inventories consist of gaming prizes and sundry items and are stated at the lower of cost (determined by the first-in, first-out method) or market.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation.  Interest costs related to construction projects is capitalized.  Major betterments are capitalized, while routine repairs and maintenance are charged to expense when incurred.  Depreciation, which includes assets under capital leases, is computed using the straight-line method or an accelerated method over the following estimated useful lives:

Buildings and improvements	3 to 28 years
Pachinko machines and equipment	2 to 10 years
Leasehold improvements	Estimated life or term of lease, whichever is shorter

When purchased new, pachinko machines generally have a useful life of two (2) to three (3) years; however, technology changes and changes in patron playing habits may cause pachinko machines to become underutilized.  Management evaluates utilization of machines daily.  In the event certain machines become underutilized, management must sell or dispose of the assets, and replace these as determined economical by management.  Historically, sales proceeds from machines have been minimal.

Statement of Financial Accounting Standards (“SFAS”) No. 143 “Accounting for Asset Retirement Obligations,” requires that a liability for the fair value of an asset retirement obligation be recognized in the period which it is incurred, with the offsetting associated asset retirement cost capitalized as part of the carrying amount of the long-lived asset.  The Company adopted SFAS No. 143 for all periods presented, the effects of which are discussed in Note 4.

SFAS No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets,” requires that long-lived assets, such as property and equipment and purchased intangibles subject to amortization, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, or at least annually.  Recoverability of the asset is measured by comparison of its carrying amount to undiscounted future net cash flows the asset is expected to generate.  Specifically, management projects undiscounted cash flows expected over the period to be benefited.  If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the asset exceeds its fair market value.  Estimated fair value is determined by discounting the future expected cash flows using a current discount rate in effect at the time of impairment.  Cash flow projections, although subject to a degree of uncertainty, are based on trends of historical performance and our estimate of future performance, giving consideration to existing and anticipated competitive and economic conditions. Additionally, in conjunction with the review for impairment, the remaining estimated lives of certain of our long-lived assets are assessed. Any impairment recognized in accordance with SFAS No. 144 is permanent and may not be restored.  See Note 4 for discussion of impairments of property and equipment.

Investment

In 1995, Marugin entered into a partnership with an unrelated party, which operated an airplane rental.  Marugin invested approximately $500,000 for a 6.9% interest in the partnership, subject to capital-call provisions in the event additional cash was required to fund the partnership.  The Company accounted for this investment under the equity method of accounting, whereby it recorded its pro-rata share of income and losses.  The Company had an obligation to provide additional capital if notice was given.  In the event the Company’s pro-rata losses exceeded its investment, management accrued such losses.  Since inception, the partnership suffered losses, and through June 30, 2003, cumulative losses totaled $537,090.  During the year ended June 30, 2004, Marugin received income totaling $160,786, which is included in other income in the accompanying consolidated statement of operations.  The carrying value of the investment at June 30, 2004 was $81,281.  On October 1, 2004, the partnership was terminated and Marugin received $566,705 resulting in a gain from this investment in the amount of $497,680 which was reflected in fiscal year 2005.

Debt Issue and Interest Swap Costs

Cost paid in connection with borrowings are capitalized and amortized over the term of the debt using the effective interest method.

Costs of interest swap agreements are capitalized and amortized over the terms of the interest swap agreements (see Note 6).

Interest Rate Swap Agreements

Interest rate swap agreements (see Note 6) are considered ineffective against changes in the fair value of the debt.  As a result, as provided by SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended by SFAS No. 149, changes in fair value of these derivative instruments are recorded as gains and losses in the accompanying consolidated statements of operations and comprehensive income (loss) as other income (expense). The fair value of the swaps is carried as an asset or a liability in the consolidated balance sheet and the carrying value of the hedged debt is adjusted accordingly.  The fair values of the Company’s interest rate swaps are the estimated amounts it would receive or pay to terminate the agreements as of the reporting date.

Revenue Recognition

Revenues from pachinko and pachislo games represent the gross pay-ins, less payouts to customers.  Revenues are recorded when cash is received for game balls or game tokens when rented to the patrons.

Payouts are recorded when the token prizes are purchased back from the exchangers.  Other revenues for beverage are recognized at the time of sale.  Deferred revenues consist of payments received by the Company related to the exclusive rights for beverage and food vending machines to third-party vendors, and unredeemed prizes as well as, unused prepaid cards. The revenues of the exclusive rights are recognized either over the term of the contract or based upon an agreed upon percentage of disbursements from the vending machines.

Advertising

Advertising costs are expensed as incurred.  Advertising expenses for the years ended June 30, 2005 and June 30 2004 were $725,043 and $210,813, respectively.

Foreign Currency

The functional currency of the Company is the Japanese Yen.  The financial statements of the Company are translated into United States Dollars (the reporting currency) at year-end exchange rates for assets and liabilities, and weighted-average exchange rate for revenues and expenses.  The resulting translation adjustments are recorded as a component of other comprehensive income (loss) reflected on the consolidated statements of operations and comprehensive income (loss), and the consolidated statements of shareholders’ equity.  Transaction gains and losses, if any, in foreign currencies are reflected in operations.  During the years ended June 30, 2005 and 2004, there were zero foreign currency transaction gains or losses.

Income Taxes

The Company accounts for its income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes”.  Under SFAS No. 109, deferred tax assets and liabilities are determined based on temporary differences between bases used for financial reporting and income tax reporting purposes.  Income taxes are provided based on the enacted tax rates in effect at the time such temporary differences are expected to reverse.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.  The Company and its subsidiaries file separate national and local income tax returns in Japan and the United States of America.

Comprehensive Income (Loss)

Comprehensive income (loss) is defined as the change in equity of a business enterprise during a period from transactions, and other events and circumstances from non-owner sources, including foreign currency translation adjustments.  Accumulated other comprehensive income (loss) at June 30, 2005, consisted of cumulative foreign currency translation gains of $668,991, a decrease of $128,942 during the year ended June 30, 2005.

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123(R), “Share-Based Payment,” which revises SFAS No. 123. SFAS No. 123(R) is effective for annual periods that begin after June 15, 2005 and requires companies to expense the fair value of employee stock options and other forms of stock-based compensation. This expense will be recognized over the period during which an employee is required to provide services in exchange for the award.  Currently, the Company does not have any outstanding stock options, and as such the Company does not expect the guidance under SFAS No. 123(R) to have a material impact on the consolidated financial statements.

In December 2004, the FASB issued SFAS No. 153, “Exchange of Non-monetary Assets, an amendment of APB Opinion No 29, Accounting for Non-monetary Transactions.” SFAS No. 153 eliminates the exception for non-monetary exchanges of similar productive assets, which were previously required to be recorded on a carryover basis rather than a fair value basis. Instead, this statement provides that exchanges of non-monetary assets that do not have commercial substance be reported at carryover basis rather than a fair value basis. A non-monetary exchange is considered to have commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this statement are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company expects to adopt the standard during the fiscal year 2005. The Company is evaluating the requirements of SFAS No. 153 and has not determined the impact on its financial condition or results of operations.

NOTE 3 - RISKS AND UNCERTAINTIES

Innovations in Technologies

The Company’s gaming machines are subject to new innovations and changes in entertainment experiences.  Pachinko machines vary widely in price and expected life.  Rapid changes in demand will render a machine under-producing and potentially obsolete.

Cyclical Nature of Business

The Company’s primary business involves gaming entertainment.  During periods of recession or economic downturn, consumers may reduce or eliminate spending on gaming entertainment activities.  In the event that any of the Company’s demographic markets suffer adverse economic conditions, the Company’s revenues may be materially adversely affected.  In addition, the operations of the pachinko stores are typically seasonal in nature.  The sales during the holiday seasons are higher than the regular months.  The biggest holiday season in Japan lies in the end of December through the beginning of January.  Additionally, revenues can fluctuate when a new type of pachinko machine is introduced at the stores.

Japanese Gaming Regulation

The Company’s business is regulated.  The Entertainment Establishment Control Law (“EECL”) governs a variety of entertainment establishments, including pachinko and pachislo stores.  The National Public Safety Commission (“NPSC”) sets out the general standard of the pachinko stores within the scope of EECL. The ability of the Company to remain in business and to operate profitably depends upon the Company’s ability to satisfy all applicable NPSC gaming laws and regulations governed by EECL.

Political Climate

The Company’s ability to remain in the gaming business depends on the continued political acceptability of pachinko gaming activities to both the public and governmental officials.  In addition, the gaming laws regulate payout rates which, if altered, may diminish the Company’s profitability.  Management is aware of nothing to indicate that NPSC officials will change its policies toward gaming activities in general; however, there are no assurances that such policies will not be changed.  Any substantial, unfavorable change in the enabling laws or tax rates on gaming revenues could make the Company’s business substantially more onerous, less profitable or illegal, which would have a material adverse effect on the Company’s business.

Competition

The Company faces substantial competition in each of the markets in which its gaming facilities are located.  Some of the competitors have significantly greater name recognition and financial and marketing resources than the Company.  Such competition results, in part, from the geographic concentration of competitors.  All of the Company’s gaming operations primarily compete with other gaming operations in their geographic areas.  New expansion and development activity is occurring in each of the relevant markets, which may be expected to intensify competitive pressures.

Foreign Currency

Since the local currency is the Japanese Yen, the Company may experience significant fluctuations in the value of reported assets and liabilities in United States Dollars.

NOTE 4 - PROPERTY AND EQUIPMENT

 At June 30, 2005, property and equipment consisted of the following:

Land	$15,118,908
Buildings and improvements	27,566,066
Leasehold improvements	15,294,016
Pachinko machines and computer equipment	24,997,416
82,976,406
Less accumulated depreciation and impairments	(38,299,786)
$44,676,620

Impairment of long- Lived Assets

The Company adopted SFAS No. 144, “Accounting for the Impairment or Disposal of long- Lived Assets,” during fiscal year 2003.  The statement requires that an impairment loss be recognized by the amount in which the carrying amount of a long-lived asset exceeds its fair value.  During the year ended June 30, 2005, the Company impaired land and building at two stores resulting in loss of $738,871, because of declining estimated cash flows. During the year ended June 30, 2004, the Company impaired land at one store resulting in loss of $261,568, because of declining estimated cash flows.

Other Impairments

During the years ended June 30, 2005 and 2004, the Company impaired and retired pachinko and pachislo machines prior to the end of their useful lives resulting in losses of $2,137,353 and $507,844, respectively.  The impairments in fiscal 2005 primarily related to the two new-store openings in July 2004 and March 2005.

Asset Retirement Obligations

The Company adopted SFAS No. 143, “Accounting for Asset Retirement Obligations,” during fiscal year 2003 and applied this change retroactively to all previous years effected.  The statement requires that a liability for the fair value of an asset retirement obligation be recognized in the period which it is incurred, with the offsetting associated asset retirement cost capitalized as part of the carrying amount of the long-lived asset.  The asset retirement cost is subsequently allocated to expense using a systematic and rational method over the useful life of the related asset.  Changes in the asset retirement obligation resulting from the passage of time are recognized as an increase in the carrying amount of the liability and as an accretion expense.  Under certain lease agreements in which the Company leases land, while owning the building and/or parking lot located on that land, the Company is required to return the land to its original condition at the end of the land lease term.  The lessor has the option to require the Company to return the land to its original condition.  It has been determined that in all cases the lessors will require the Company to restore the land.  The Company used an average risk free rate of 2.25% to discount the estimated obligations and a 20-year useful life for their retired assets in computing the net retirement obligations as of June 30, 2005.

SFAS No. 143 has resulted in the establishment of $1,148,082 of costs to long-lived assets under leasehold improvements.  Accretion expense for the years ended June 30, 2005 and 2004, was $14,933 and $8,648, respectively.  At June 30, 2005, the Company has aggregate non-current accrued liabilities amounting to $1,236,642.

The reconciliation of the asset retirement obligation for the year ended June 30, 2005 is as follows:

Balance, July 1, 2004 – foreign currency effected	$457,323
Liability accrued	764,386
Accretion expense	14,933

Balance, June 30, 2005	$1,236,642

There was no significant change during year ended June 30, 2004.

Depreciation

Depreciation expense charged to operations related to property and equipment during the years ended June 30, 2005 and 2004 was $7,720,727 and $4,359,480 respectively.

NOTE 5 – BALANCE SHEET DATA

At June 30, 2005, prepaid expenses and other consisted of the following:

Prepaid interest-current	$325,707
Prepaid rent	186,249
Sales taxes refund receivable	163,158
Income taxes refund receivable	36,188
Other	88,162

$799,464

At June 30, 2005, deposits and other assets consisted of the following:

Deposits	$1,066,349
Debt issue costs	211,206
Long-term savings account	174,344
Prepaid interest non-current	180,075
Unamortized interest swap cost	886,264
Other	80,119

$2,598,357

At June 30, 2005, accrued liabilities consisted of the following:

Professional fees	$135,000
Salaries and related benefits	371,208
Deferred revenue	238,274
Business taxes payable	104,505
Interest payable	49,008
Other	90,267

$988,262

At June 30, 2005, non-current accrued liabilities consisted of the following:

Asset retirement obligations	$1,236,642
Interest swap liability	866,155
Benefit plan obligation	231,924

$2,334,721

NOTE 6 - LONG-TERM DEBT

Long-Term Debt

Long-term debt at June 30, 2005, consisted of the following:

Loans payable to commercial bank, payable monthly in principal and interest installments ranging from $7,542 to $18,846, interest at 2.875%-3.325% per annum, due 2006 through 2014, secured by land and buildings, guaranteed by officers	$3,743,787

Loans payable to commercial bank, payable monthly in principal and interest installments ranging from $3,237 to $64,569, interest at 2.30%-3.375% per annum, due 2006 through 2012, secured by land and buildings, guaranteed by officers	7,868,801

Loans payable to lease company, payable monthly in principal and interest installments of $27,130 and $48,090, interest at 2.2% and 3.6% per annum, due 2006 through 2012, secured by building, guaranteed by officers.	4,547,104

Notes payable to commercial bank, lump sum due in February 2007, interest only at 2.5% per annum, secured by land and buildings, guaranteed by officers.	10,363,538

Bond payable to commercial bank, payable semiannually in principal of $452,161, coupon interest at 0.9% per annum, due 2006 through 2011, with a lump-sum payment of $904,322 in March 2011, unsecured. See interest swap agreements discussed below.	5,878,097

Loans payable to commercial bank, payable monthly in principal and interest installments from $7,533 to $30,114, interest at 2.75% and 3.75% per annum, due 2006 through 2012, unsecured, guaranteed by officers	3,454,124

Loan payable to commercial bank, payable monthly in principal and interest installments of $5,245, interest at 4.5% per annum, due 2006 through 2008, unsecured, guaranteed by officers	180,141

Loans payable to commercial bank, payable monthly in principal and interest installment of $30,141, interest at 3.5% per annum, due 2006 through 2010, unsecured, guaranteed by officers.	1,748,363

Loans payable to commercial bank, monthly in principal and interest installment of $27,130, interest at 2.425% per annum, due 2006 through 2007, unsecured, guaranteed by officers.	804,847

Total long-term debt	38,588,802

Less current portion of long-term debt	(6,949,512)

Long-term debt, net of current portion	$31,639,291

Bond Payable and Interest Swap Agreements

On March 24, 2004, MARUGIN issued a bond payable in the amount of approximately $6,500,000 (¥700,000,000), which bears a coupon rate of 0.9% and matures on March 24, 2011.  In connection with the above obligations, the Company was required to enter into three (3) interest swap arrangements (see next paragraph).  In addition, it was required to pay debt issue costs of approximately $280,000.  The unamortized cost was $266,610 as of June 30, 2005.

MARUGIN entered into two interest rate swap agreements in 2003 and an interest rate swap agreement in 2004 with a commercial bank. First, MARUGIN entered into an agreement in the face amount of ¥1,100,000,000 (approximately $10,150,000), which expires on July 20, 2010.  In connection therewith, MARUGIN agreed to pay interest at 1.555%, per annum on the face amount, offset by the receipt of interest at the 3-month TIBOR (“Tokyo Interbank Offered Rate”) (0.09% per annum at June 30, 2005).  Interest payments commenced on October 20, 2004 and are payable every three (3) months thereafter until expiration.  The notional amount does not decline over the term of the agreement.

Secondly, MARUGIN entered into an agreement in the face amount of $200,000,000 (approximately $1,840,000), which expires on September 27, 2010.  In connection therewith, MARUGIN agreed to a contract to pay interest at 1.97%, per annum on the face amount, offset by the receipt of interest at the 3-month TIBOR.  Interest payments commenced on December 25, 2003 and are payable every three (3) months thereafter until expiration.  The notional amount does not decline over the term of the agreement.

Lastly, MARUGIN entered into an interest rate swap agreement in the face amount of $350,000,000 (approximately $3,230,000), which expires on June 24, 2011.  In connection therewith, MARUGIN agreed to a contract to pay interest at 2.275%, per annum on the face amount, offset by the receipt of interest at the 3-month TIBOR.  Interest payments will commence on September 24, 2005 and are payable every three (3) months thereafter until expiration.  The notional amount declines over the term of the agreement.

The Company entered into the interest swap contracts to obtain financing, and therefore, effectively a cost of the borrowings.  On the date the contracts were executed, the fair value of the contract was a cost and liability in the amount of approximately $1,031,000.  The fair values of MARUGIN’s interest rate swaps are the estimated amounts it would receive or pay to terminate the agreements as of the reporting dates as determined by the bank.  As of June 30, 2005, the fair value of the outstanding interest swaps was a liability in the amount of $866,000.   During the year ended June 30, 2005, the Company recorded an unrealized gain totaling $165,000.  Unrealized gains in 2004 were not significant.  Unamortized cost is $886,264 at June 30, 2005, and amortization in 2005 was approximately $145,000; 2004 was not significant.  The effective interest cost of the related debt, after considering the costs of the interest swaps and debt issue costs is approximately 6.72%

Future annual minimum principal payments under long-term debt contracts as of June 30, 2005 are as follows:

Years ending June 30,
2006	$6,949,512
2007	16,557,235
2008	4,349,602
2009	3,074,995
2010	2,864,008
Thereafter	4,793,450

Total long-term debt	$38,588,802

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Guarantees

During the normal course of business, the Company’s shareholders and officers have made certain guarantees under which it may be required to make payments in relation to certain Company transactions.  The Company indemnifies its directors, officers, employees and agents to the maximum extent permitted under the laws of the State of California and Japan.  Historically, the Company nor its shareholders and officers have been obligated to make significant payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheet.

Benefit Plan Obligation

The Company’s benefit plan was terminated during the fiscal year 2005 as the size of the Company grew and it was no longer eligible to participate in small business plan.  Participant accounts were deposited with the Company, as trustee, until it sponsors a new plan.  The participants’ assets were deposited into a time deposit, earning interest and the benefit obligation in reflected as a noncurrent liability (Note 5).  No contributions were made during the years presented.

Consulting Agreement

On June 1, 2002, MARUGIN entered into an annual agreement with a company which requires payments of approximately $11,000 per month.  The contract will be renewed annually and currently expires on June 1, 2005.  The Company provides information technology and management consulting to MARUGIN.  During the years ended June 30, 2005 and 2004, the Company incurred expenses of $123,924 and $119,058, respectively.

Capital Leases

The Company leases equipment under leases that qualify as capital leases.  These leases are for a term of five years and expire in March 2009.  Future annual minimum lease payments for equipment accounted for as capital leases as of June 30, 2005 are as follows:

Years ending June 30,
2006	$2,313,056
2007	1,793,437
2008	1,677,760
2009	1,472,861
2010	277,799

Total minimum lease payments	7,534,913
Less amounts representing interest	(583,803)

Present value of future minimum lease payments	6,951,110
Less current portion of capital lease obligations	(2,125,889)

Capital lease obligations, net of current portion	$4,825,221

Interest expense related to capital lease obligations amounted to $245,226 and $28,605 during the years ended June 30, 2005 and 2004, respectively.

Property and equipment at June 30, 2005, include the following amounts for capitalized leases:

Equipment under capital leases	$8,340,619
Less accumulated depreciation	(1,496,931)

Equipment under capital leases, net	$6,843,688

Operating Leases

The Company leases land for four (4) of its gaming locations, whereby it has incurred the costs of the buildings and improvements.  The Company also leases land at 6 other locations for store parking lots.  Minimum monthly rental payments under these leases range from $23 to $33,015 per month, aggregating total payments of $84,096 per month.  Under Japanese custom, if significant improvements are made to the leased land, the land leases are required to be extended by the lessor for as long as the Company is in operation.  The Company has made significant modifications to the land through construction of buildings and parking lots.  Thus, the terms of the land leases in most cases are continuous.  The Company leases land from two of its officers.  The monthly lease payments to the officers are $8,616 and the contracts expire on April 30, 2007 and June 30, 2008.  For the year ended June 30, 2005 and for the year ended June 30, 2004, total rental expense under all land leases was approximately $1,000,657 and $358,845, respectively.

Future annual minimum payments under non-cancelable operating leases as of June 30, 2005, are as follows:

Years ending June 30,
2006	$909,288
2007	869,566
2008	828,267
2009	801,475
2010	801,294
Thereafter	11,345,133
Total future annual minimum lease payments	$15,555,023

NOTE 8 - SHAREHOLDERS’ EQUITY

Restricted Retained Earnings

As required under Japanese laws, the Company must accumulate 10% of dividends paid until restricted retained earnings amounts to 25% of common stock.  As of June 30, 2005, the Company was in satisfaction of this requirement.

Dividends

During the years ended June 30, 2005 and 2004, the Company paid cash dividends of zero and $90,232, respectively.

NOTE 9 - INCOME TAXES

The following summarizes the provision (benefit) for income taxes for the years ended June 30, 2005 and 2004:

	2005	2004
Current -
Foreign	$48,240	$94,209
Deferred -
Foreign	(911,571)	225,772

Provision (benefit) for income taxes	$(863,331)	$319,981

A reconciliation of the expected statutory national income tax provision to the provision (benefit) for income taxes for the years ended June 30, 2005 and 2004 is as follows:

	2005	2004
Provision for income taxes at a federal statutory rate	30.0%	30.0%
Increase (reduction) in income taxes resulting from:
Local income taxes, net of national benefit	9.0%	9.0%
Permanent items not deductible for income tax purposes	(0.9)%	(261.5)%
Increase in valuation allowance	(4.5)%	(1,168.6)%
Provision (benefit) for income taxes	(33.6)%	(1,391.0)%

At June 30, 2005, significant components of the Company’s net deferred taxes are as follows:

2005
Deferred tax assets (liabilities)-
Current assets:
Accrued liabilities	176,103
Current liabilities:-
Other	(37,067)

Net current deferred tax assets	$139,036

Noncurrent assets:
Impairment charges	1,360,996
Net operating loss carryforward – Japan	725,716
Depreciation and other	259,950
Net operating loss carryforward – United States	594,114
Less – valuation allowance	(594,114)
Total noncurrent deferred tax assets	2,346,662
Noncurrent liabilities:
Interest swap liability	(345,732)
Other	(245,037)
Total noncurrent deferred tax liabilities	(590,769)
Net noncurrent deferred tax assets	$1,755,893

Management increased its valuation allowance by $112,291 and $268,806 during the years ended June 30, 2005 and 2004, respectively, for certain expenses paid in the United States that will not be deductible in Japan.  At the present time, management cannot determine if there will be income in the United States to offset such expenses, which will be carried forward as net operating losses. As of June 30, 2005, the net operating losses begin to expire in nineteen years for United States federal tax purposes and four years for the State of California tax purposes.

Net operating losses in Japan in the amount of $1,860,333 expire in 2010.

NOTE 10 - GAMING OPERATIONS

The Company derives revenue primarily from the operation of pachinko and pachislo games.  The Company is subject to annual licensing requirements established by the Prefectural Public Safety Commission.  The Company must renew this license yearly to operate.  The Company pays sales taxes of 5% of net revenues, off set by credits for purchases at the same rate.

A summary of gross wagers, less winning patron payouts, for the years ended June 30, 2005 and 2004, are as follows:

	2005	2004
Gross Wagers	$187,877,668	$137,554,142
Patron Payouts	$(166,343,692)	$(121,451,695)
Gaming Revenues	$21,533,976	$16,102,447

NOTE 11 - RELATED PARTY TRANSACTIONS

Loans Payable to Shareholders

Loans payable to shareholders consisted of three (3) notes which are due June 1, 2012, interest is due monthly at 2% per annum, unsecured, in the amount of $896,184.  In May 2004, the interest rate on two notes changed to 0.2% per annum.  Payments made during the years ended June 30, 2005 and 2004 were $101,010 and $68,549, respectively.  There were no new advances during the periods presented.

Leases with Shareholders

The Company leases certain land and buildings from certain of its shareholders.  The terms range from three (3) to five (5) years and expire through 2008.  Total payments made in connection with these leases for the year ended June 30, 2005 and for the year ended June 30, 2004 were $124,120 and $119,698, respectively.   Management believes these leases are near market rates.

Director Agreement

On June 17, 2003, the Company’s retained one outside director.   The agreement provided for an annual payment of $150,000, plus reimbursement of reasonable expenses.   The agreement expired on June 16, 2004.  Another agreement was executed which paid $10,000, and had contingent consideration which was not met; the agreement was cancelled.  On March 1, 2005, a new agreement was executed with this director, which provides for annual compensation of $100,000 plus reasonable expenses.  During the year ended June 30, 2005, the Company paid and incurred $50,000 to this director.  In addition, this director will be paid 3% of any funds raised in the United States for the benefit of the Company.

NOTE 12 – SUBSEQUENT EVENTS

Long term debt

In July and August 2005, the Company entered into three additional long-term debt agreements with three commercial banks totaling approximately $984,756.  The loans were primarily used for remodeling a store.  The loans bear interest at rates ranging from 2.375% to 3.325% per annum and are due in five years.

Store remodeling

In August 2005, the Company remodeled the Hanpachi store (formally Sanyo) in Ina, Nagano.  Hanpachi was opened on August, 11, 2005.  The total cost of the remodeling was approximately $560,000.  In connection with the remodeling, the Company purchased pachinko machines with a total cost of approximately $82,000.  In addition, the Company entered a lease agreement for equipment at a cost of approximately $202,000.  The lease is for a period of 48 months and requires monthly lease payments of approximately $5,000. The lease will be accounted for as a capital lease.

Store closed

In July 2005, the Company closed its Irifune store as the store was operating at a loss.  No significant losses were realized from this store closing.

Acquisition

On December 9, 2005, pursuant to an Agreement and Plan of Reorganization dated October 27, 2005 (the “Agreement”) by and among HAPS USA, Inc. (“HAPS”), PGMI, Inc., a Delaware corporation (“PGMI”) and all of the stockholders of PGMI, HAPS acquired all of the issued and outstanding shares of PGMI in exchange for an aggregate of  97,059,998 shares of our Class E Preferred Stock.  Each share of Class E preferred stock is convertible into five shares of HAPS common stock, commencing on the date which is three years from the date of their original issuance (or December 9, 2008).  As a result of this transaction, PGMI is now wholly-owned subsidiary, and the PGMI Stockholders own approximately 91.5% of our voting stock on a fully-diluted basis.  In addition, each share of Class E Preferred Stock is entitled to 5 votes.  No dividends shall accrue under the Class E preferred stock.

The Company incurred a 2% merger fee in connection with this transaction, which will be charged to expense.  Management will establish a value based on an average of the closing ask price before and after the announcement of the transaction.

At the time of acquisition, HAPS had no revenues and no significant assets or liabilities.  It was considered a blank-check company prior to the acquisition.  The acquisition of PGMI by HAPS will be accounted for as a reverse acquisition, whereby the assets and liabilities of PGMI are reported at their historical cost.  The assets and liabilities of HAPS will be recorded at fair value on December 9, 2005, the date of close.  The effects of stockholders’ equity will be reported as a recapitalization.  No goodwill will be recorded in connection with the reverse acquisition.  The reverse acquisition resulted in a change in reporting entity of HAPS for accounting and reporting purposes.  Accordingly, the financial statements reported herein have retroactively restated for all periods presented to report the historical financial position, results of operations and of cash flows of PGMI.

The unaudited pro forma balance sheet data is not significant because of the lack of operating assets and liabilities of HAPS. The pro forma results of operations, assuming the acquisition of the was completed at the beginning of the reporting period, would have caused our net losses to increase, but not materially, because of the limited operating losses reported by HAPS. The effects of stockholders’ equity will be reported as a recapitalization.